SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





                                 INFORMAX, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)



              Delaware                                   52-1687783
             ----------                                 ------------
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)


            6010 Executive Blvd., 10th Floor, Rockville, MD    20852
            --------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       -------------------                   ------------------------------
             None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    common stock, par value $0.001 per share
                -----------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities To Be Registered.
         -------------------------------------------------------

         The description of the common stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's common stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-41194), as filed with the Securities and Exchange Commission on July 11, 2000, and any amendments to such Registration Statement filed subsequently thereto (the "Form S-1") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.
         --------

The following exhibits are filed as part of this Registration Statement:

1. Second Restated Certificate of Incorporation of InforMax, Inc. as amended by Certificate of Amendment to the Certificate of Incorporation dated September 11, 2000*

2. Form of Registrant's Restated Certificate of Incorporation to be effective immediately prior to the completion of the offering*

3.       Second Amended and Restated Bylaws*

4. Form of Registrant's Restated Bylaws to be effective immediately prior to the completion of the offering*

5.       Form of common stock certificate of the Registrant*

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-41194), as amended.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              InforMax, Inc.



Date:  September 19, 2000          By:    /s/ Dr. Alex Titomirov
                                          ----------------------
                                           Dr. Alex Titomirov
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                Description
-----------                -----------

3.1 Second Restated Certificate of Incorporation of InforMax, Inc. as amended by Certificate of Amendment to the Certificate of Incorporation dated September 11, 2000*

3.2 Form of Registrant's Restated Certificate of Incorporation to be effective immediately prior to the completion of the offering*

3.3      Second Amended and Restated Bylaws*

3.4 Form of Registrant's Restated Bylaws to be effective immediately prior to the completion of the offering*

4.1      Form of common stock certificate of the Registrant*

      *  Incorporated by reference to the Registrant's
         Registration Statement on Form S-1
         (SEC File No. 333-41194), as amended.